Michigan Department of Energy, Labor & Economic Growth

Filing Endorsement

This is to Certify that the RESTATED ARTICLES OF ORGANIZATION

for

ADLER ENERGY, LC

ID NUMBER: E1450T

received by facsimile transmission on October 6, 2009 is hereby endorsed

Filed on October 6, 2009 by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

MI. DEPT. OF ENERGY, LABOR & ECONOMIC GROWTH • BUREAU OF COMMERCIAL SERVICES, CORPORATION DIVISION

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 6TH day of October, 2009.

Director

BCS/CD-710 (Rev. 4/09)

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Kendall & Associates, PLLC

Address
32100 Telegraph Road, Suite 200

City / State / Zip Code
Bingham Farms, MI 48025

EFFECTIVE DATE:

Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.

RESTATED ARTICLES OF ORGANIZATION
For use by Domestic Limited Liability Companies

(Please read information and instructions on last page)

Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned limited liability company executes the following Restated Articles:

1. The name of the limited liability company is: Presidium Midwest, LC
2. The identification number assigned by the Bureau is: E1450T
3. All former names of the limited liability company are:
4. The date of filing the original Articles of Organization was: September 26, 2008

The following Restated Articles of Organization supersede the Articles of Organization, as amended, and shall be the Articles of Organization for the limited liability company.

ARTICLE I

The name of the limited liability company is: Adler Energy, LC

ARTICLE II

The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ARTICLE III

The duration of the limited liability company if other than perpetual is: ____________________

ARTICLE IV

1. The street address of the registered office is:
   3760 N. US-31 South, Suite B (Street Address) Traverse City (City), Michigan 49684 (ZIP Code)
2. The mailing address of the registered office if different than above:
   ____________________ (Street Address or P.O. Box) ____________ (City), Michigan ________ (ZIP Code)
3. The name of the resident agent is: Presidium Energy, LC

ARTICLE V (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

The Company shall be managed by managers.

Complete section (a) if the Restated Articles only restate and integrate the Articles of Organization, otherwise, complete section (b). **Do not complete both.** (Check one)

☐ (a) These Restated Articles of Organization only restate and integrate the Articles of Organization.

☑ (b) These Restated Articles amend the Articles of Organization and were approved on the 28th day of September, 2009 in accordance with Section 604 of the Act: (check one)

☑ by unanimous vote of all of the members entitled to vote.

☐ by a majority in interest if an operating agreement authorizes amendment of the Articles of Organization by majority vote.

This document is hereby signed as required by Section 103 of the Act.

Signed this 28 day of September, 2009

By [signature] (Signature of Member, Manager, or Authorized Agent)

Presidium Energy, LC, by John V. Miller, Jr., Its Manager
(Type or Print Name and Capacity)